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                                                                    Exhibit 5.1




                                                              February __, 1997




First United Equities Corporation
200 Garden City Plaza
Garden City, New York 11530

                  Re:      U.S. Golf and Entertainment Inc.

Gentlemen:

                  We have acted as counsel for U.S. Golf and Entertainment Inc., a Delaware corporation (the "Company"), in connection with the public offering of 1,100,000 shares of common stock of the Company, $.001 par value per share (the "Common Stock") pursuant to the terms of the Company's Registration Statement on Form SB-2, Registration No. 333-4873 (the "Registration Statement"). We are providing this opinion pursuant to Section 6(d) of the Underwriting Agreement dated ___________, 1997 (the "Underwriting Agreement") between the Company and First United Equities Corporation, the Underwriter. All capitalized terms used herein and not expressly defined shall have the meanings given to them in the Underwriting Agreement.

                  We are members of the Bar of the State of New York and do not purport to be experts on the laws of other states or jurisdictions other than federal law and the corporate law of the States of New York and Delaware. Based thereon and upon general principles of law which we deem applicable, we express the opinions set forth herein.

                  In arriving at the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of all such corporate records, and all such other instruments, documents and certificates of public officials, officers and representatives of the Company and other persons and have made such investigations as we have considered necessary or appropriate for the purpose of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity


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First United Equities Corporation
February __, 1997
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with originals of all documents submitted as copies thereof. Insofar as the opinion relates to the number of shares of Common Stock at any time or times outstanding, we have relied upon the certificate of American Stock Transfer and Trust Company, the transfer agent for the Common Stock. Insofar as Paragraph 7 of this opinion relates to the accuracy and completeness of the Registration Statement and the prospectus which is included as part of the Registration Statement (the "Prospectus"), our opinion is based upon our participation in conferences with representatives of the Company and its independent public accountants, at which the contents of the Registration Statement and the Prospectus were discussed, without our independent verification of the accuracy or completeness of such information. Based on the foregoing, we advise you that, in our opinion:

                           1. The Company has been duly incorporated and is
                  validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company taken as a whole;

                           2. The authorized capital stock of the Company, of
                  which there is outstanding to our knowledge the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

                           3. The issued and outstanding capital stock of the
                  Company has been duly authorized and validly issued and is to our knowledge fully paid and non-assessable;

                           4. The certificates for the Common Stock to be
                  delivered pursuant to the Underwriting Agreement are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon


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First United Equities Corporation
February __, 1997
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                  your order against payment of the agreed consideration
                  therefor in accordance with the provision of the Underwriting Agreement, the Common Stock represented thereby will be duly authorized and validly issued, fully paid and non-assessable;

                           5. No preemptive rights of, or rights of first
                  refusal in favor of, stockholders exist with respect to any of the Common Stock or the issue and sale thereof pursuant to applicable law or the charter or by-laws of the Company and, to our knowledge, there are no contractual preemptive rights or rights of first refusal or other similar rights which exist with respect to any of the Common Stock or the issue and sale thereof;

                           6. To our knowledge, except as set forth in the
                  Registration Statement and the Prospectus, no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having registration rights with respect to shares of Common Stock or other securities have, with respect to the offering contemplated hereby, waived such rights or such rights have otherwise been waived or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

                           7. The Registration Statement has become effective
                  under the Securities Act of 1933, as amended (the "Act") and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which we express no opinion) comply as to form in all material respects with the requirements of the Act; nothing has come to our attention that causes us to believe that either the


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First United Equities Corporation
February __, 1997
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                  Registration Statement or the Prospectus, as of their
                  respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date hereof, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and we do not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which were not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                           8. The statements in the Registration Statement and
                  the Prospectus summarizing statutes, rules and regulations (excluding accounting and auditing rules) are accurate and fairly and correctly present the information required to be presented by the Act or the rules and regulations thereunder, in all material respects; and we do not know of any statutes, rules or regulations required to be described in the Registration Statement or the Prospectus that are not described or referred to therein as required;

                           9. The statements under the captions "Management -
                  Stock Option Plans," "Management-Employment Agreements," "Description of Securities" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

                           10. The Underwriting Agreement and the performance of
                  the Company's obligations thereunder have been duly authorized by all necessary corporate action and the Underwriting Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company, except as enforceability of the same may be


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First United Equities Corporation
February __, 1997
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                  limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization or consent of any public board, agency or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Common Stock by the Company pursuant to the Underwriting Agreement (other than under the Act, applicable blue sky laws and the rules of the National Association of Securities Dealers, Inc.) or the consummation by the Company of any other transaction contemplated by the Underwriting Agreement; and

                           11. The execution and performance of the Underwriting
                  Agreement, to our knowledge, will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument, of the Company or by which the property of the Company is bound and which contravention or default would be material to the Company taken as a whole; or violate any of the provisions of the charter or by-laws of the Company or, so far as is known to us, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company.

                  This opinion is provided solely for the purpose of complying with the requirements of Section 6(d) of the Underwriting Agreement and is solely for the information of the addressee hereof. This opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person, without our prior written


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First United Equities Corporation
February __, 1997
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consent.  Other than the Underwriter, no one is entitled to rely upon the opinions expressed herein.

                                                          Very truly yours,



                                                           RUSKIN, MOSCOU, EVANS
                                                            & FALTISCHEK, P.C.





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            [Letterhead of Ruskin, Moscou, Evans & Faltischek, P.C.]


U.S. Golf and Entertainment Inc.
Commack, New York

Gentlemen:

          We hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement on Form SB-2 and related Prospectus of U.S. Golf and Entertainment Inc.

                                             Very truly yours,



                                             RUSKIN, MOSCOU, EVANS & FALTISCHEK,
                                             P.C.

Dated:   Mineola, New York
         January 17, 1997